99-1(a)
                                                                      UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 4/30/97

PRINCIPAL BALANCE RECONCILIATION                                           D O L L A R S                                NUMBERS
                                                       CLASS A-1      CLASS A-2        CLASS A-3      TOTAL CLASS A's
                                                     --------------   -------------   -------------    --------------    ------
Original Principal Balance                           171,000,000.00   91,085,000.00   21,000,347.28    283,085,347.28    22,490
Beginning Period Principal Balance                   132,324,255.03   91,085,000.00   21,000,347.28    244,409,602.31    20,314
Principal Collections - Scheduled Payments             3,272,021.62            0.00            0.00      3,272,021.62         0
Principal Collections - Payoffs                        3,315,879.67            0.00            0.00      3,315,879.67       392
Principal Withdrawal from Payahead                        10,093.89            0.00            0.00         10,093.89         0
Gross Principal Charge Offs                              559,871.06            0.00            0.00        559,871.06        41
Repurchases                                               41,258.30            0.00            0.00         41,258.30         7
Ending Balance                                       125,125,130.49   91,085,000.00   21,000,347.28    237,210,477.77    19,874
                                                     ==============   =============   =============    ==============    ======

Certificate Factor                                        0.7317259       1.0000000       1.0000000         0.8379469
Pass Through Rate                                             5.960%          6.170%          6.300%            6.053%

CASH FLOW RECONCILIATION
Principal Wired                                                                                          6,611,370.45
Interest Wired                                                                                           2,361,687.38
Withdrawal from Payahead Account                                                                            16,590.10
Repurchases (Principal and Interest)                                                                        41,690.65
Charge Off Recoveries                                                                                      217,142.26
Interest Advances                                                                                           73,487.55
Certificate Account Interest Earned                                                                         27,103.26
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for Class I Interest                                                                    0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                       0.00
Total Cash Flow                                                                                          9,349,071.65
                                                                                                         ============

TRUSTEE DISTRIBUTION  (5/08/97)

Total Cash Flow                                                                                          9,349,071.65
Unrecovered Advances on Defaulted Receivables                                                               17,824.47
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   657,210.47
Interest to Class A-2 Certificateholders                                                                   468,328.71
Interest to Class A-3 Certificateholders                                                                   110,251.82
Interest to Class I Certificateholders                                                                     484,882.79
Principal to Class A-1 Certificateholders                                                                7,199,124.54
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         29,651.31
Interest Advance Recoveries from Payments                                                                   33,786.30
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                   0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                     0.00
Deposit to Payahead                                                                                         27,780.32
Certificate Account Interest to Servicer                                                                    27,103.26
Payahead Account Interest to Servicer                                                                          840.38
Excess                                                                                                     292,287.28
Net Cash                                                                                                         0.00
                                                                                                         ============
Monthly Servicing Fee and the Spread Amount                                                              1,332,519.28
                                                                                                         ============
Servicing Fee Retained from Interest Collections                                                           203,674.67
                                                                                                         ============


SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                         2,902,325.25
Trustee Distribution of Excess                                                                              292,287.28
Interest Earned                                                                                              11,842.68
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                            3,206,455.21
                                                                                                          ============
Required Balance                                                                                          3,538,566.84
                                                                                                          ============

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                         14,154,267.36
Beginning Balance                                                                                         9,318,154.87
Reduction Due to Spread Account                                                                            (304,129.96)
Reduction Due to Principal Reduction                                                                       (359,956.23)
Ending Balance                                                                                            8,654,068.68
                                                                                                          ============

First Loss Protection Required Amount                                                                     8,654,068.68
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    14,423.45

SURETY BOND  RECONCILIATION

Original Balance                                                                                        283,085,347.28
Beginning Balance                                                                                       242,916,097.30
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
Ending Balance                                                                                          242,916,097.30
                                                                                                        ==============
Adjusted Ending Balance Based Upon Required Balance                                                     235,349,790.48
                                                                                                        ==============
Required Balance                                                                                        235,349,790.48

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                           206,592.80
Deposit                                                                                                      27,780.32
Payahead Interest                                                                                               840.38
Withdrawal                                                                                                   16,590.10
Ending Balance                                                                                              218,623.40
                                                                                                        ==============